Exhibit 23.01

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

I.C. Isaacs & Company, Inc.
Baltimore, Maryland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 23, 2005, relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP
Bethesda, Maryland

May 31, 2005